EXTENSION

	Scientific Industries, Inc., a Delaware corporation (the "Company"), with offices at 80 Orville Drive, Suite 102, Bohemia, New York 11716, and Robert P, Nichols, an individual residing at 16 Adams Street, Rocky Point, New York 11718 (the "Employee"), hereby agree that the Employment Agreement between the Company and the Employee dated September 30, 2011, as amended by the Amended Employment Agreement dated May 20, 2013, and further amended on June 9, 2015, be further extended and amended in the following particulars only:

	Section 2: -Term. The employment of Employee by the Company pursuant hereto shall be through June 30, 2017, unless terminated earlier pursuant to the provisions of Section 7 hereof; such period is herein referred to as the "Term".

	Section 4:	-Salary.  As his compensation hereunder, Employee shall
be paid by the Company an annual base salary for the 12 month period ending
June 30, 2017 at the rate of $146,000 per annum.   The Company at the sole and
absolute discretion of the Board may pay to Employee a bonus for his services during each of the fiscal years ending June 30, 2016, and June 30, 2017.

	All other terms and provisions shall remain in full form and effect.

Dated: May 25, 2016
					SCIENTIFIC INDUSTRIES, INC.



					By: /s/ Helena R. Santos
                                        ____________________________
					Helena R. Santos, President


					ROBERT P. NICHOLS
                                        /s/ Robert P. Nichols
					____________________________